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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES




Pricing Supplement No. 80                                 Trade Date: 08/11/03
(To Prospectus dated March 22, 2000 and Prospectus        Issue Date: 08/14/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is August 12, 2003



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
        CUSIP
         or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UGE8             $14,889,000.00              5.10%                 08/15/14                 100%



    Interest Payment
       Frequency                                                                 Dates and terms of redemption
      (begin date)          Survivor's Option          Subject to Redemption    (including the redemption price)
    ----------------        -----------------          ----------------------   --------------------------------
        09/15/03                   Yes                           Yes                      100% 08/15/04
        monthly                                                                     semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $14,695,443.00            $193,557.00               $2.00             ABN AMRO Financial
                                                                             Services, Inc.
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